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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.
                                      20549

                                   ----------

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                     UNITED BANCORPORATION OF ALABAMA, INC.
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             (Exact Name of Registrant as Specified in its Charter)

                Delaware                                 63-0833573
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(State of Incorporation or Organization)   (I.R.S. Employer Identification No.)

                200 East Nashville Avenue, Atmore, Alabama 36504
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               (Address of Principal Executive Offices) (Zip Code)

        Securities to be registered pursuant to Section 12(b) of the Act:


        Title of each class                Name of each exchange on which
        to be so registered                each class is to be registered
        -------------------                ------------------------------

               None                                     None

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Exchange Act pursuant to General Instruction A(c)(2) please check the following box [ ]

Securities Act registration statement file number to which this form relates:
2-78572

Securities to be registered pursuant to Section 12(g) of the Act:

                 Class A Common Stock, par value $.01 per share
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                                (Title of class)


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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The class of securities to be registered hereby is Class A Common Stock, par value $.01 per share ("Common Stock"), of United Bancorporation of Alabama, Inc., a bank holding company incorporated under the laws of Delaware (the "Registrant").

         For a description of the Common Stock, reference is hereby made to the Registrant's Registration Statement on Form S-14, as amended (Registration No. 2-78572), filed with the Securities and Exchange Commission on November 18, 1982, and particularly to the description of the Common Stock set forth under the caption "Comparison of the Common Stock of Bank of Atmore and Peoples Bank and the Stock of the Company" beginning on page 35 thereof, which description is incorporated by reference herein.


ITEM 2.   EXHIBITS

         1. Restated Certificate of Incorporation of the Registrant (incorporated by reference herein from Exhibit 3a to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1988).

         2. Amended and Restated Bylaws of the Registrant (incorporated by reference herein from Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1992).

         3. Form of specimen certificate for Common Stock.


                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                      UNITED BANCORPORATION OF
                                            ALABAMA, INC.



Dated: April 30, 1999           By: /s/ Robert R. Jones, III
                                    -------------------------------------------
                                        Robert R. Jones, III
                                        President and Chief Executive Officer


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                                EXHIBIT INDEX

EXHIBIT
NUMBER                           DESCRIPTION
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
   3.       Form of specimen certificate for Common Stock